UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 22, 2023, Bed Bath & Beyond Inc. (the “Company”) entered into a letter agreement (the “Agreement”) relating to that certain Warrant to Purchase Series A Convertible Preferred Stock, initially dated as of February 7, 2023 (as amended or otherwise modified from time to time, the “Warrant”), No. PW-001, issued by the Company to an institutional investor (the “Holder”). Pursuant to the Agreement, for the period commencing on 9:00 A.M., New York City time on March 20, 2023, through, and including, 9:00 AM, New York City time on April 3, 2023 (the “Limited Waiver Period”), the Holder waived the occurrence of any Price Failure (as defined in the Warrant) that has occurred or may occur during the Limited Waiver Period (the “Limited Waiver”). The Limited Waiver will cease to be of further force and effect after 9:00 AM, New York City time on April 3, 2023.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Letter Agreement, dated as of March 22, 2023, relating to the Warrant to Purchase Series A Convertible Preferred Stock, initially dated as of February 7, 2023 (as amended by the Preferred Warrant Amendments, dated as of March 13, 2023), No. PW-001, issued by Bed Bath & Beyond Inc. to HBC Investments LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 23, 2023

BED BATH & BEYOND INC.
(Registrant)

By:	/s/ David M. Kastin
By:	David M. Kastin
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary